Conformed







                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, D. C.  20549



                                      Form 8-K





                                   CURRENT REPORT





                       Pursuant to Section 13 or 15(d) of the

                          Securities Exchange Act of 1934





         Date of Report (date of earliest event reported) March 11, 1996





                               Beneficial Corporation

               (Exact name of registrant as specified in its charter)





                 Delaware                1-1177             51-0003820

         (State or other jurisdic-    (Commission         (IRS Employer

         tion of incorporation)       File Number)     Identification No.)







         301 North Walnut Street, Wilmington, Delaware           19801

         (Address of principal executive offices)             (Zip Code)





         Registrant's telephone number, including area code (302)425-2500





                                     No Change

           (Former name or former address, if changed since last report)






         Item 5.  Other Events.





         The following is the text of a press release of Beneficial

         Corporation, a Delaware corporation, issued on March 11, 1996:







                   BENEFICIAL NATIONAL BANK USA AND KMART LAUNCH

                                  NEW CREDIT CARD



                                   March 11, 1996



         WILMINGTON, Del. -- Kmart Corporation today announced the launch of a new credit card through Beneficial National Bank USA (BNB

         USA), one of the nation's fastest growing credit card banks.



         The private-label Kmart Credit Card program will debut March 22,

         1996, in 160 traditional Kmart stores and six Super Kmarts located in 11 test markets.  Upon successful completion of the pilot,

         Kmart and BNB USA will finalize plans to roll out the Kmart Credit

         Card to all Kmart and Super Kmart locations in the United States and Canada this summer.



         Commenting on the new card, Kmart Chairman, President and Chief

         Executive Officer Floyd Hall said, "Our new Kmart Credit Card is another step toward increased customer loyalty and improved convenience.  The incentive programs will offer customers even greater value from their Kmart shopping experience, and in turn,

         their enhanced purchasing power will drive incremental sales volume for Kmart.  We are confident that Beneficial National Bank

         USA, a world-class financial partner, will provide prompt,

         accurate and professional credit card service to our customers."



         Finn M.W. Caspersen, chairman of Beneficial Corporation, the parent company of BNB USA, noted, "Beneficial is very excited about the future of this program, and we look forward to a long and successful partnership with Kmart.  Although national roll-out of the program will produce significant start-up costs, we are extremely optimistic about the long-term profitability of the program."



         Marketing of the Kmart card during the test will primarily focus on pre-approved direct-mail offers, in-store promotions and take-one applications in all pilot store locations.  The card program provides fast and convenient services, no annual fee, low monthly payments and exclusive cardholder benefits.



         Initially, only customers in the pilot states will be solicited to apply for a Kmart card, though the card will be accepted in all domestic stores. The 11 test markets include Rochester, Buffalo,

         Minneapolis, St. Louis, Columbus, Houston, Tampa, Denver,

         Sacramento, Seattle and Phoenix.



         Kmart Corporation, serves America with 2,163 Kmart and 167

         Builders Square retail outlets.  In addition to all 50 states,

         Puerto Rico, the U.S. Virgin Islands and Guam, Kmart operations extend to Canada and, through joint ventures, to Mexico and

         Singapore.



         Beneficial Corporation is a $15 billion, New York Stock

         Exchange-listed financial services holding company.  Beneficial

         National Bank USA has more than $2.6 billion in total receivables and a cardholder base of more than 5 million customers.

         Subsidiaries of Beneficial Corporation provide financial services through their various consumer-finance, banking and insurance operations located throughout the United States, Canada, the

         United Kingdom, Ireland and Germany.







                                     SIGNATURES



                   Pursuant to the requirements of the Securities Exchange

         Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            BENEFICIAL CORPORATION

                                                 (Registrant)





                                       By /s/ Samuel F. McMillan

                                          Samuel F. McMillan

                                          Senior Vice President

                                            and Treasurer



         Dated:  March 11, 1996